                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                    FAMILY GOLF CENTERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                    FAMILY GOLF CENTERS, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                           FAMILY GOLF CENTERS, INC.
                              225 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Family Golf Centers, Inc.:

    The Annual Meeting of Stockholders of Family Golf Centers, Inc. (the "Company") will be held at Sports Plus, 110 New Moriches Road, Lake Grove, New York 11755 at 10:00 a.m., Eastern Daylight Savings Time, on June 26, 1998 for the following purposes:

    1.  To elect the Board of Directors for the ensuing year.

    2. To ratify the appointment of Richard A. Eisner & Company, LLP as the independent auditors and accountants for the Company for the year ending December 31, 1998.

    3. To consider and vote upon a proposal to adopt the Company's 1998 Stock Option and Award Plan.

    4.  To transact such other business as may properly come before the meeting.

    All stockholders are invited to attend the meeting. Stockholders of record at the close of business on May 14, 1998, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting. A complete list of stockholders entitled to notice of and vote at the meeting will be open to examination by stockholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 225 Broadhollow Road, Melville, New York 11747.

    Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope.

                                          By Order of the Board of Directors

                                          PAMELA S. CHARLES
                                          SECRETARY

Melville, New York
May 15, 1998

                           FAMILY GOLF CENTERS, INC.
                              225 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747
                                 (516) 694-1666
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

    The accompanying proxy is solicited by the Board of Directors of Family Golf Centers, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Eastern Daylight Savings New York time, on June 26, 1998 at Sports Plus, 110 New Moriches Road, Lake Grove, New York 11755 and any adjournment thereof.

                           VOTING SECURITIES; PROXIES

    The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without extra remuneration, may also solicit proxies personally by telefax and by telephone. In addition to mailing copies of this material to stockholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

    The holders of a majority of the outstanding shares of Common Stock, par value $.01 per share (the "Common Stock"), present in person or represented by proxy shall constitute a quorum at the Annual Meeting. The approval of a plurality of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for election of the nominees as directors. In all matters other than the election of directors, the affirmative vote of the majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the adoption of such matters.

    The form of proxy solicited by the Board of Directors affords stockholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to each matter to be acted upon at the Annual Meeting. Shares of Common Stock represented by the proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited stockholder indicates a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes will not have the effect of votes in opposition to a director or "against" any other proposal to be considered at the Annual Meeting.

    All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of Common Stock represented by such proxy will be voted FOR the Board's nominees for director, FOR the approval of Proposals 2 and 3 and in accordance with the proxy-holder's best judgment as to any other matters raised at the Annual Meeting.

    A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a later dated proxy reflecting contrary instructions or appearing at the Annual Meeting and taking appropriate steps to vote in person.

    At the close of business on May 14, 1998, 19,566,526 shares of Common Stock were outstanding and eligible for voting at the meeting. Each stockholder of record is entitled to one vote for each share of Common Stock held on all matters that come before the Annual Meeting. Only stockholders of record at the close of business on May 14, 1998 are entitled to notice of, and to vote at, the Annual Meeting. All share and per share numbers included herein have been retroactively adjusted to give effect to a three-for-two stock split in the form of a stock dividend paid on May 4, 1998 to holders of record as of April 20, 1998 (the "1998 Stock Split").

    NO DISSENTER'S RIGHTS

    Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to Proposals 2 and 3.

    This proxy material is first being mailed to stockholders commencing on or about May 15, 1998.

                                   PROPOSAL 1

                ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

    The number of directors of the Company is set by a resolution adopted by a majority of the entire Board of Directors. The number of directors is currently fixed at five. The number of directors to be elected at the Annual Meeting to constitute the Board of Directors has also been fixed at five. The Board of Directors currently consists of the five directors listed below. Each of these five has agreed to stand for re-election at the Annual Meeting to hold office for a period of one year until the next annual meeting, and in any event until a successor is elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors, unless the stockholder indicates to the contrary on the proxy.

    The persons named in the accompanying proxy intend to vote for the election as director of the nominees listed herein. Each nominee has consented to serve if elected. The Board of Directors has no reason to believe that any nominee will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board of Directors.

    The following table sets forth certain information with respect to each person who is currently a director of the Company and the individuals nominated and recommended to be elected by the Board of Directors of the Company and is based on the records of the Company and information furnished to it by such persons. Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by each director and executive officer of the Company and the nominees.

                      NOMINEES FOR ELECTION AS A DIRECTOR

NAME                                            AGE                                 POSITION
------------------------------------------     -----     ---------------------------------------------------------------
Dominic Chang.............................          47   Chairman of the Board and Chief Executive Officer
James Ganley..............................          61   Director
Jimmy C.M. Hsu............................          48   Director
Krishnan P. Thampi........................          49   President, Chief Operating Officer, Assistant Secretary,
                                                         Treasurer and Director
Yupin Wang................................          65   Director

    DOMINIC CHANG has been the Chairman of the Board and Chief Executive Officer of the Company and its predecessors since 1991. Prior to March 1998, Mr. Chang also held the title of President. From 1989 to 1992, Mr. Chang was a Senior Vice President and Sector Executive for Corporate Real Estate and General Services for The Bank of New York. He was responsible for the acquisition, management and disposition of The Bank of New York's properties worldwide, facilities design and construction, security and centralized administrative services. Mr. Chang previously had over 15 years banking experience with Bankers Trust and Irving Trust Company. He has a Masters Degree in Industrial Engineering from New York University and a Bachelors Degree from the State University of New York at Stonybrook.

    JAMES GANLEY has been a director of the Company since 1994. From October 1988 until his retirement in 1990, Mr. Ganley was a Senior Executive Vice President of The Bank of New York. Mr. Ganley was a member of the Senior Management Steering Committee at The Bank of New York and was directly responsible for the merger of the systems, products and operations of The Bank of New York with Irving Trust Company. Prior to 1988, Mr. Ganley had held various executive positions at Irving Trust Company and was Group Executive responsible for Banking Operation activities, which comprised 13 divisions. He was also a member of Irving Trust Company's Senior Executive Management Committee. Mr. Ganley received a Bachelors Degree in Economics from New York University and was a participant in Harvard University's program for management development.

    JIMMY C.M. HSU has been a director of the Company since 1994. From 1995 until 1996, Mr. Hsu was the Vice Chairman of Russ Berrie and Company, Inc. ("Russ Berrie"), a New York Stock Exchange listed company which manufactures and distributes toys and gifts to retail stores. Mr. Hsu joined Russ Berrie in 1979 as Vice President, Far East Operations. In 1987, he was appointed Senior Vice President and Director of World-Wide Marketing of Russ Berrie. In 1991, he was elected to the board of Russ Berrie and was appointed the position of Executive Vice President. In 1995, Mr. Hsu became Vice Chairman of Russ Berrie. Mr. Hsu is currently an independent investor.

    KRISHNAN P. THAMPI has been the President, Chief Operating Officer, Assistant Secretary and Treasurer of the Company since March 1998 and from 1992 through February 1998, Mr. Thampi was the Chief Financial Officer, Chief Operating Officer, Executive Vice President, Assistant Secretary and Treasurer of the Company and its predecessors. He became a director of the Company in 1994. From 1989 to 1992, he was a Senior Vice President for Administrative Services at The Bank of New York. From 1988 to 1989, he was a Senior Vice President for Systems Services at Irving Trust Company. He also performed controller and personnel management functions while at Irving Trust Company. Mr. Thampi has a Masters Degree in Business Administration from Columbia University and a Bachelors Degree in Engineering from McGill University.

    YUPIN WANG has been a director of the Company since 1994. Mr. Wang is currently the President of W W International, a worldwide management consulting firm. Prior to establishing W W International in 1992, Mr. Wang was a member of the executive management team of International Business Machines Corp. ("IBM") from 1962 to 1992. He had held various positions at IBM, including Director of Marketing Operations, Director of Marketing Strategy and Director of Customer Satisfaction. As Director of Customer Satisfaction, he established IBM's Customer Satisfaction Management System, which contributed to IBM Rochester winning the Malcolm Baldrige Award. Mr. Wang received a Bachelors Degree in Economics from National Taiwan University and Masters Degrees from Oklahoma State University and New York University.

    Vacancies and newly-created directorships resulting from any increase in the number of authorized directors may be filled by a majority vote of the directors then in office. Officers are elected by, and serve at the pleasure of, the Board of Directors.

STOCKHOLDER VOTE REQUIRED

    Election of each director requires a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY.

COMMITTEES OF THE BOARD--BOARD MEETINGS

    The Board of Directors has established an audit, a compensation and a stock option committee to assist it in the discharge of its responsibilities. The principal responsibilities of each committee and the members of each committee are described in succeeding paragraphs. Actions taken by any committee of the Board of Directors are reported to the Board of Directors, usually at its next meeting or by written report.

    The Audit Committee of the Board of Directors currently consists of Dominic Chang, James Ganley and Yupin Wang. The Audit Committee held one meeting during the fiscal year ended December 31, 1997. The Audit Committee is responsible for recommending the appointment of a firm of independent public accountants to examine the financial statements of the Company and its subsidiaries for the coming year. In making this recommendation, it reviews the nature of audit services rendered, or to be rendered, to the Company and its subsidiaries. It reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' examination of the financial statements, results of those audits, their fees and any problems identified by the independent public accountants regarding internal accounting controls, together with their recommendations. It also meets with the Company's Chief Financial Officer to review reports on the functioning of the Company's programs for compliance with its policies and procedures regarding financial controls and internal auditing. This includes an assessment of internal controls within the Company and its subsidiaries based upon the activities of the Company's internal auditing personnel as well as an evaluation of the performance. The Audit Committee is also prepared to meet at any time upon request of the independent public accountants or the Chief Financial Officer to review any special situation arising in relation to any of the foregoing subjects.

    The Compensation Committee of the Board of Directors currently consists of Dominic Chang, James Ganley and Yupin Wang. The Compensation Committee held one meeting during the fiscal year ended December 31, 1997. Generally, this Committee is to make recommendations to the Board of Directors as to the remuneration arrangements for directors and executive officers and other similar matters with respect to employees of the Company. It is intended to review guidelines for the administration of the Company's incentive programs. It also is intended to review and approve or make recommendations to the Board of Directors on any proposed plan or program which would benefit primarily the senior executive group.

    The Stock Option Committee of the Board of Directors, which shall be renamed the Stock Option and Award Committee, currently consists of James Ganley and Yupin Wang. The Stock Option and Award Committee held three meetings during the fiscal year ended December 31, 1997. This Stock Option and Award Committee is responsible for administering the Company's stock option plans and has such power and authority as is granted to it under such stock option plans. Specifically, the Stock Option and Award Committee determines the persons to be granted options as well as the exercise price and term of such options. The members of the Stock Option and Award Committee are not eligible to participate in any stock option plan they administer, except that they receive annual grants of non-qualified stock options to purchase 15,000 shares of Common Stock. The Stock Option and Award Committee administers the Company's 1994 Stock Option Plan, 1996 Stock Incentive Plan and 1997 Stock Incentive Plan. It is anticipated that such Stock Option and Award Committee or the full Board of Directors will initially administer the 1998 Stock Option and Award Plan (the "1998 Plan") if the 1998 Plan is approved by the stockholders at the Annual Meeting.

    The Board of Directors does not have a nominating committee. This function is performed by the Board as a whole. The Board of Directors met or acted by unanimous written consent on seven occasions during the fiscal year ended December 31, 1997. All directors attended at least 75% of the meetings held by the Board and committees of which they are members.

    There are no family relationships among any of the directors or executive officers of the Company. The Company's executive officers serve in such capacity at the pleasure of the Board of Directors.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

    The following table sets forth the annual and long-term compensation for services in all capacities paid to Dominic Chang ("Mr. Chang"), the Company's Chairman of the Board and Chief Executive Officer, and Krishnan P. Thampi ("Mr. Thampi"), the Company's President, Chief Operating Officer, Assistant Secretary, Treasurer and Director (the "Named Executives") during 1995, 1996 and 1997. Other than the Named Executives, no other executive officer received compensation exceeding $100,000 during

1995, 1996 or 1997. The chart below reflects the positions held by Messrs. Chang and Thampi during the relevant periods.

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION                                LONG-TERM COMPENSATION
                                          -----------------------------------               ----------------------------------------
          NAME AND                                                             RESTRICTED   SECURITIES    LONG-TERM
          PRINCIPAL                                             OTHER ANNUAL      STOCK     UNDERLYING    INCENTIVE      ALL OTHER
          POSITION               YEAR      SALARY      BONUS    COMPENSATION    AWARD(S)      OPTIONS    PLAN PAYOUTS  COMPENSATION
-----------------------------  ---------  ---------  ---------  -------------  -----------  -----------  ------------  -------------
DOMINIC CHANG,...............
Chairman of the Board,              1997  $ 140,000
  President and Chief               1996  $ 120,000               $ 9,000(1)(2)
  Executive Officer                 1995  $  65,000               $ 9,000(1)                    15,000(3)
KRISHNAN P. THAMPI,..........
Chief Financial Officer,
  Chief Operating Officer,
  Executive Vice, President,        1997  $ 120,000                                             90,132(  (8)
  Assistant Secretary,              1996  $ 100,000               $ 7,200(1)(7)                127,500(  (5)
  Treasurer and Director            1995  $  60,000               $ 7,200(1)                    45,000(  (6)

------------------------

(1) Includes amounts paid to lease a car.

(2) Does not include $650,000 earned by Mr. Chang as a contingent purchase price relating to the purchase by the Company in November 1995 of The Practice Tee, Inc.

(3) Stock options to purchase 15,000 shares of Common Stock were granted in March 1995 at $4.50 per share (the fair market value of the Common Stock on the date of such grant); these options became exercisable in March 1996.

(4) Stock options to purchase 52,500 shares of Common Stock were granted in July 1996 at $15.167 per share (the fair market value of the Common Stock on the date of such grant); 17,450 of these options are currently exercisable.

(5) Stock options to purchase 75,000 shares of Common Stock were granted in December 1996 at $15.167 per share (the fair market value of the Common Stock on the date of such grant); 25,000 of these options are currently exercisable.

(6) Stock options to purchase 30,000 shares of Common Stock were granted in November 1995 at $9.92 per share (the fair market value of the Common Stock on the date of such grant); 20,000 of these options are currently exercisable.

(7) Stock options to purchase 37,632 shares of common stock were granted in March 1997 at $11.583 per share (the fair market value of the Common Stock on the date of such grant); 12,544 of these options are currently exercisable.

(8) Stock options to purchase 52,500 shares of Common Stock were granted in November 1997 at $17.709 per share (the fair market value of the Common Stock on the date of such grant); these options are not currently exercisable.

    No options were granted to Mr. Chang during the fiscal year ended December 31, 1997. The following table sets forth certain information concerning options granted to Mr. Thampi during the fiscal year ended December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                       POTENTIAL REALIZABLE
                                                                                                         VALUE AT ASSUMED
                                                                                                         ANNUAL RATES OF
                                                                                                           STOCK PRICE
                                                                                                         APPRECIATION FOR
                                                           INDIVIDUAL GRANTS                               OPTION TERM
                                    ---------------------------------------------------------------  ------------------------
                                     NUMBER OF     PERCENT OF
                                    SECURITIES    TOTAL OPTIONS
                                    UNDERLYING     GRANTED TO     EXERCISE OR
                                      OPTIONS     EMPLOYEES IN    BASE PRICE
NAME                                GRANTED(1)     FISCAL YEAR     ($/SHARE)     EXPIRATION DATE       5%($)        10%($)
----------------------------------  -----------  ---------------  -----------  --------------------  ----------  ------------
Krishnan P. Thampi................      37,632            7.6%     $  11.583   March 20, 2007        $  274,138  $    694,719
                                        52,500           10.5%     $  17.709   November 3, 2007      $  584,686  $  1,481,710

------------------------

(1) All options were granted pursuant to the 1997 Stock Incentive Plan.

            AGGREGATED OPTION EXERCISES DURING THE FISCAL YEAR ENDED
              DECEMBER 31, 1997 AND FISCAL YEAR END OPTION VALUES

    The following table sets forth certain information concerning the number and value of securities underlying exercisable and unexercisable stock options as of the fiscal year ended December 31, 1997 by the Named Executives. No options were exercised by the Named Executives during the fiscal year ended December 31, 1997.

                         FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                        OPTIONS AT FISCAL YEAR END        AT FISCAL YEAR END
                                                        --------------------------  ------------------------------
NAME                                                    EXERCISABLE  UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
------------------------------------------------------  -----------  -------------  --------------  --------------
Dominic Chang.........................................      15,000        --        $    246,250(1)       --
Krishnan P. Thampi....................................     130,001        185,132   $  1,686,250(1) $  1,118,402(1)

------------------------

(1) The value of unexercised options is determined by multiplying the number of options held by the difference between the closing price of the Common Stock of $20.92 at December 31, 1997 as reported by the Nasdaq National Market and the exercise price of the options.

STOCK OPTION AND AWARD PLANS

    On July 19, 1994, the Board of Directors of the Company and stockholders of the Company adopted the Company's 1994 Stock Option Plan (the "1994 Plan"). The 1994 Plan provides for the grant of options to purchase up to 450,000 shares of Common Stock to employees, officers, directors and consultants of the Company. Options may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options. Incentive stock options may be granted only to employees of the Company, while non-qualified options may be issued to non-employee directors, consultants and others, as well as to employees of the Company. On March 6, 1996 the Board of Directors of the Company adopted, and on June 7, 1996, the stockholders approved, the Company's 1996 Stock Incentive Plan (the "1996 Plan"). The 1996 Plan is identical to the 1994 Plan, except that the 1996 Plan provides (i) for the grant of options to purchase up to 750,000 shares of Common Stock and (ii) an automatic grant of non-qualified stock options to purchase 15,000 shares to each non-employee director upon his election or appointment to the Board of Directors and annual grants (commencing on the date the 1996 Plan was approved by stockholders) to each non-employee director of non-qualified stock options to purchase 15,000 shares of Common Stock at the fair market value of the Common Stock on the date of the grant. On April 25, 1997, the Board of Directors of the Company adopted, and on June 24, 1997 the stockholders approved, the Company's 1997 Stock Incentive Plan (the "1997 Plan"). The 1997 Plan is identical to the 1996 Plan. On April 23, 1998, the Board of Directors of the Company adopted, and at the Annual Meeting, the stockholders will be asked to approve, the Company's 1998 Stock Option and Award Plan (the "1998 Plan"). The 1998 Plan is identical to the 1997 Plan except that
(i) it provides for the grant of stock awards (either outright or for a price determined) as well as options, (ii) it provides for grants of stock awards and options for up to 1,500,000 shares of Common Stock to those employees, officers, directors, consultants or other individuals or entities eligible under the Plans (as defined) to receive stock awards or options (each, a "Plan Participant") and
(iii) no Plan Participant may receive more than an aggregate of 500,000 shares of Common Stock by grant of options and/or stock awards during the term of the Plan.

    The 1994 Plan, the 1996 Plan, the 1997 Plan and the 1998 Plan (collectively, the "Plans") are administered by the Stock Option and Award Committee, which determines, among other things, those individuals who receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of each option and the option exercise price. The 1994 Plan also provided for an automatic grant of non-qualified stock options to purchase 7,500 shares of Common Stock to each non-employee director upon his election or appointment to the Board of Directors and annual grants of non-qualified stock options to purchase 3,000 shares of Common Stock at the fair market value of the Common Stock on the date of such grant. Effective on June 7, 1996, such automatic grants ceased and were replaced by the automatic grants under the 1996 Plan consisting of an automatic grant of non-qualified stock options to purchase 15,000 shares of Common Stock to each non-employee director upon his or her election or appointment to the Board of Directors and annual grants of non-qualified stock options to purchase 15,000 shares of Common Stock at the fair market value on the date of such grant. Effective upon the exhaustion of all options authorized under the 1996 Plan, such automatic grants ceased and were replaced by the automatic grants under the 1997 Plan consisting of an automatic grant of non-qualified stock options to purchase 15,000 shares of Common Stock to each non-employee director upon his or her election or appointment to the Board of Directors and annual grants of non-qualified stock options to purchase 15,000 shares of Common Stock at the fair market value on the date of such grant. Effective upon the exhaustion of all options authorized under the 1997 Plan, such automatic grants will cease and will be replaced by automatic grants under the 1998 Plan (subject to stockholder approval thereof) consisting of an automatic grant of non-qualified stock options to purchase 15,000 shares of Common Stock to each non-employee director upon his or her election or appointment to the Board of Directors and annual grants of non-qualified stock options to purchase 15,000 shares of Common Stock at the fair market value on the date of such grant.

    The exercise price per share of Common Stock subject to an incentive stock option may not be less than the fair market value per share of Common Stock on the date the option is granted. The per share exercise price of the Common Stock subject to a non-qualified option may be established by the Board of Directors. The aggregate fair market value (determined as of the date the option is granted) of Common Stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to such person, 10% or more of the total combined voting power of all classes of stock of the Company (a "10% Stockholder") shall be eligible to receive any incentive stock options under the Plans, unless the exercise price is at least 110% of the fair market value of the shares of Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to such limitation.

    No stock option may be transferred by a Plan Participant other than by will or the laws of descent and distribution, and, during the lifetime of a Plan Participant, the option will be exercisable only by the Plan Participant. In the event of termination of employment other than by death or disability, the Plan

Participant will have no more than three months after such termination during which the Plan Participant shall be entitled to exercise the option, unless otherwise determined by the Stock Option and Award Committee. Upon termination of employment of a Plan Participant by reason of death or permanent disability, such Plan Participant's options remain exercisable for one year thereafter to the extent such options were exercisable on the date of such termination.

    Options under the Plans must be issued within 10 years from their respective effective dates which is July 19, 1994 in the case of the 1994 Plan, June 7 1996 in the case of the 1996 Plan, April 25, 1997 in the case of the 1997 Plan, and April 23, 1998 in the case of the 1998 Plan, subject to stockholder approval thereof. Incentive stock options granted under the Plans, cannot be exercised more than 10 years from the date of grant. Incentive stock options issued to a 10% Stockholder are limited to five-year terms. All options granted under the Plans provide for the payment of the exercise price in cash or by delivery to the Company of shares of Common Stock having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods. Therefore, a Plan Participant may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of such Plan Participant's stock options with no investment.

    Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the 1994 Plan, the 1996 Plan, the 1997 Plan or the 1998 Plan, as the case may be.

    As of March 23, 1998, options to purchase 1,499,063 shares of Common Stock have been granted under the Plans, of which options to purchase 475,821 shares have been exercised. In addition, on March 8, 1995, Messrs. Chang and Thampi were each granted options outside of the 1994 Plan to purchase 15,000 shares of Common Stock at $4.50 per share (the fair market value of the Common Stock on the date of such grant) in connection with an amendment to their respective employment agreements. These options became exercisable in March 1996 and are still outstanding. In addition, on March 7, 1996, various employees of the Company were granted options outside of the Plans to purchase an aggregate of 80,250 shares of Common Stock at $13.25 (the fair market value of the Common Stock on the date of such grant), which options vest ratably over three years. On September 22, 1997, 18,750 options were granted outside of the Plans to a consultant at an exercise price of $15.083. No options or stock awards have yet been granted under the 1998 Plan. On March 16, 1998 the Company did make an award outside the 1998 Plan of 22,500 shares of restricted stock to Jeffrey Key. Such award vests over three years and is not subject to stockholder approval.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements, each expiring on December 31, 1999, with each of Mr. Chang and Mr. Thampi, pursuant to which each will devote at least 95% of his business time to the affairs of the Company. Pursuant to his employment agreement, Mr. Chang received a base salary of $120,000 in 1996, a base salary of $140,000 in 1997 and will receive a base salary of $140,000 and $160,000 in 1998 and 1999, respectively. Such base salaries are subject to additional increase within the discretion of the Board of Directors which will take into account, among other things, the performance of the Company and the performance, duties and responsibilities of Mr. Chang. Mr. Chang also receives use of a Company-leased automobile and will receive such bonuses as may be determined by the Board of Directors throughout the term of his employment agreement. The employment agreement also provides that Mr. Chang will not compete with the Company for two years after the termination of his employment.

    Pursuant to his employment agreement, Mr. Thampi received a base salary of $100,000 in 1996, a base salary of $120,000 in 1997 and will receive a base salary of $120,000 and $140,000 in 1998 and 1999, respectively. Such base salaries are subject to additional increase within the discretion of the Board of Directors which will take into account, among other things, the performance of the Company and the performance, duties and responsibilities of Mr. Thampi. Mr. Thampi also receives use of a Company-leased automobile and will receive such bonuses as may be determined by the Board of Directors throughout the term of his employment agreement. The employment agreement also provides that Mr. Thampi will not compete with the Company for two years after the termination of his employment.

    In March 1998, the Company entered into a three-year employment agreement with Jeffrey C. Key pursuant to which Mr. Key will serve as Chief Financial Officer of the Company and will receive an annual base salary of $130,000, $140,000 and $150,000 during each year of the three-year term, respectively. Such base salary is subject to additional increase within the discretion of the Board of Directors which will take into account, among other things, the performance of the Company and the performance, duties and responsibilities of Mr. Key. Mr. Key also received 90,000 stock options under the Company's 1997 Plan and 22,500 restricted shares of the Company's Common Stock, all of which are subject to a three-year vesting schedule. Such restricted shares are forfeited if Mr. Key is not employed by the Company on the date such shares are scheduled to vest. The employment agreement also provides that Mr. Key will not compete with the Company for one year after the termination of his employment. In addition, the employment agreement provides that if following a change in control of the Company (as defined in the employment agreement), Mr. Key terminates his employment for good reason, he will be entitled to receive a lump sum payment equal to his base salary for the remaining term of the employment agreement, all previously earned and accrued benefits, continued full benefit coverage under all of the Company's benefit plans and fully vested benefits under all plans, including stock option plans.

    The Company does not have written employment agreements with Messrs. Hasslinger, Kelleher, Krause, Schickler or Potocki or with Ms. Charles or Ms. Santorufo, its other officers.

DIRECTOR'S COMPENSATION

    The Company's employee directors do not receive any additional compensation for their services as directors. Non-employee directors do not receive a fee for serving as such, but are reimbursed for expenses. In addition, non-employee directors participate in the Company's Plans. The 1994 Plan provided for an automatic grant of non-qualified stock options to purchase 7,500 shares of Common Stock to each non-employee director upon his or her election or appointment to the Board of Directors and annual grants of non-qualified stock options to purchase 3,000 shares of Common Stock at the fair market value on the date of such grant. Effective on June 7, 1996, such automatic grants ceased and were replaced by the automatic grants under the 1996 Plan consisting of an automatic grant of non-qualified stock options to purchase 15,000 shares of Common Stock to each non-employee director upon his or her election or appointment to the Board of Directors and annual grants of non-qualified stock options to purchase 15,000 shares of Common Stock at the fair market value on the date of such grant. Effective July 1, 1997, automatic grants under the 1996 Plan were terminated and were replaced by automatic grants under the 1997 Plan consisting of an automatic grant of non-qualified stock options to purchase 15,000 shares of Common Stock to each non-employee director upon his or her election or appointment to the Board of Directors and annual grants of non-qualified stock options to purchase 15,000 shares of Common Stock at the fair market value on the date of such grant. Upon stockholder approval of the 1998 Plan, such automatic grants will continue once the 1997 Plan is exhausted.

REPORT ON REPRICING OF STOCK OPTIONS

    The Company did not adjust or amend the exercise price of stock options previously awarded to Mr. Chang or Mr. Thampi during the last fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee consists of Dominic Chang, James Ganley and Yupin Wang, each of whom is a non-employee member of the Company's Board of Directors, with the exception of Mr. Chang, who is also the Company's Chief Executive Officer and Chairman of the Board.

                 COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

    The Compensation Committee of the Board of Directors is responsible for determining the compensation of executive officers of the Company, other than compensation awarded pursuant to the Company's Plans which are administered by the Stock Option and Award Committee of the Board of Directors. Mr. Chang abstains from any vote regarding his compensation.

    The Stock Option and Award Committee is responsible for granting and setting the terms of stock options and awards under the 1994 Plan, the 1996 Plan, the 1997 Plan and, upon stockholder approval thereof, the 1998 Plan. Messrs. Ganley and Wang serve on the Stock Option and Award Committee.

GENERAL POLICIES REGARDING COMPENSATION OF EXECUTIVE OFFICERS

    The Company's executive compensation policies are intended (1) to attract and retain high quality managerial and executive talent and to motivate these individuals to maximize stockholder returns, (2) to afford appropriate incentives for executives to produce sustained superior performance, and (3) to reward executives for superior individual contributions to the achievement of the Company's business objectives. The Company's compensation structure typically consists of base salary and stock options or awards. Together, these components link each executive's compensation directly to individual and Company performance.

    SALARY. Base salary levels reflect individual positions, responsibilities, experience, leadership and potential contribution to the success of the Company. Actual salaries vary based on the Compensation Committee's assessment of the individual executive's performance and the Company's performance.

    STOCK OPTIONS AND STOCK AWARDS. Stock options, which are granted at the fair market value of the Common Stock on the date of grant, and stock awards, which vest over time, are currently the Company's sole long-term compensation vehicle. Such stock options and awards are intended to provide employees with sufficient incentive to manage from the perspective of an owner with an equity stake in the business.

    In determining the size of individual options or stock grants, the Stock Option and Award Committee considers the aggregate number of shares available for grant, the number of individuals to be considered for an award, and the range of potential compensation levels that the options and stock awards may yield. The number and timing of grants to executive officers are decided by the Stock Option and Award Committee based on its subjective assessment of the performance of each grantee. In determining the size and timing of options and stock awards, the Stock Option and Award Committee weighs any factors it considers relevant and gives such factors the relative weight it considers appropriate under the circumstances then prevailing. While an ancillary goal of the Stock Option and Award Committee in awarding stock options and stock awards is to increase the stock ownership of the Company's management, the Stock Option and Award Committee does not, when determining the amount of awards, consider the amount of stock already owned by an officer (except as required by the terms of the 1998 Plan). The Stock Option and Award Committee believes that to do so could have the effect of inappropriately or inequitably penalizing or rewarding executives based upon their personal decisions as to stock ownership and option exercises.

    In 1993, the Internal Revenue Code was amended to limit the deductibility of compensation paid to certain executives in excess of $1 million. Compensation not subject to the limitation includes certain compensation payable solely because an executive attains performance goals ("performance-based compensation"). The Company intends that stock options granted under the Plans with an exercise price equal to or greater than the fair market value of the shares at the time of the grant will qualify as performance-based compensation. Stock awards will not qualify as performance-based compensation. The Company's compensation deduction for a particular executive's total compensation, including compensation realized with respect to stock awards, will be limited to $1 million. The Compensation Committee's philosophy with respect to the $1 million cap on the tax deductibility of executive compensation is to maximize the benefit of tax laws by seeking performance-based exemptions and related stockholder approval where consistent with the Company's compensation policies and practices.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    Mr. Chang's base salary for the fiscal year ended December 31, 1997 was determined by the terms of his employment agreement with the Company which is described elsewhere in this proxy statement. Additionally, Mr. Chang was granted certain stock options in fiscal 1995 which are listed elsewhere in this proxy statement. The members of the Compensation and Stock Option and Award Committees of the Company believe that Mr. Chang's base salary level and stock option grants are modest in comparison to the outstanding contributions Mr. Chang has made to the Company's growth and financial position during the last fiscal year.

COMPENSATION COMMITTEE                                    STOCK OPTION AND AWARD COMMITTEE
--------------------------------------------------------  --------------------------------------------------------
Dominic Chang                                             James Ganley
James Ganley                                              Yupin Wang
Yupin Wang

                               PERFORMANCE GRAPH

    The graph below compares the cumulative total stockholder return on the Common Stock for the last 37 months with the cumulative total return on the NASDAQ Stock Market (U.S.) Index and the Dow Jones Other Recreational Products Index over the same period (assuming the investment of $100 in the Common Stock, the NASDAQ Stock Market-(U.S.) Index and the Dow Jones Other Recreational Products Index on November 17, 1994, and the reinvestment of all dividends).

                COMPARISON OF 37 MONTH CUMULATIVE TOTAL RETURN*
     AMONG FAMILY GOLF CENTERS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
            AND THE DOW JONES OTHER RECREATIONAL PRODUCTS & SERVICE
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                  COMPARISON OF 37 MONTH CUMULATIVE TOTAL RETURN*
AMONG FAMILY GOLF CENTERS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE DOW JONES OTHER RECREATIONAL PRODUCTS INDEX
DOLLARS
                                                                                           FAMILY GOLF CENTERS, INC.
11/17/94                                                                                                         100
12/94                                                                                                             98
12/95                                                                                                            298
12/96                                                                                                            492
12/97                                                                                                            512
*$100 INVESTED ON 11/17/94 IN STOCK OR INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

                  COMPARISON OF 37 MONTH CUMULATIVE TOTAL RETURN*
AMONG FAMILY GOLF CENTERS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE DOW JONES OTHER RECREATIONAL PRODUCTS INDEX
DOLLARS
                                                                                           NASDAQ STOCK MARKET (U.S.)
11/17/94                                                                                                          100
12/94                                                                                                              98
12/95                                                                                                             139
12/96                                                                                                             171
12/97                                                                                                             210
*$100 INVESTED ON 11/17/94 IN STOCK OR INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

                  COMPARISON OF 37 MONTH CUMULATIVE TOTAL RETURN*
AMONG FAMILY GOLF CENTERS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE DOW JONES OTHER RECREATIONAL PRODUCTS INDEX
DOLLARS
                                                                                        DOW JONES OTHER RECREATIONAL PRODUCTS & SER-
                                                                                                                               VICES
11/17/94                                                                                                                         100
12/94                                                                                                                            104
12/95                                                                                                                            137
12/96                                                                                                                            164
12/97                                                                                                                            203
*$100 INVESTED ON 11/17/94 IN STOCK OR INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of March 26, 1998 regarding the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director of the Company, including Messrs. Chang and Thampi, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated and subject to community property laws where applicable, the persons named in the table above have sole voting and dispositive power with respect to the shares of Common Stock shown as beneficially owned by them. Information as to The TCW Group, Inc., Scudder Kemper Investments, Inc., Wells Fargo Bank, N.A. and ICM Asset Management Inc. was derived from the Schedule 13G filed by each such stockholder, and, except for the percentage of ownership, reflects the information contained in the
Schedule 13G as of the date such Schedule 13G was filed.

                  NAME AND ADDRESS                        NUMBER OF SHARES              PERCENT OF
                 OF BENEFICIAL OWNER                     BENEFICIALLY OWNED         OUTSTANDING SHARES
-----------------------------------------------------  -----------------------  ---------------------------
Dominic Chang (1)....................................          3,749,001(2)(3)                19.2%
The TCW Group, Inc. (4)..............................          1,817,700                       9.3%
Scudder Kemper Investments, Inc.(9)..................          1,555,620                       7.9%
Wells Fargo Bank, N.A.(10)...........................          1,294,830                       6.6%
ICM Asset Management, Inc.(11).......................          1,156,650                       5.9%
Krishnan P. Thampi (1)...............................            280,466(7)                    1.4%
Jimmy C.M. Hsu (1)...................................            171,875(5)(6)                   *
James Ganley (1).....................................             43,250(12)                     *
Yupin Wang (1).......................................              5,000(13)                     *
All directors and executive officers of the Company
  as a group (thirteen persons)......................          4,378,584(2)(3)            (8)               22.4%

------------------------

*   Less than 1%.

(1) The address of such stockholder is: c/o Family Golf Centers, Inc., 225 Broadhollow Road, Melville, New York 11747.

(2) Includes 1,500 shares of Common Stock owned by Mr. Chang's children. Includes 15,000 shares of Common Stock issuable upon exercise of options which are currently exercisable.

(3) Includes an aggregate of 1,107,501 shares pledged to banks to secure personal loans to Mr. Chang.

(4) The address of The TCW Group, Inc. is: 865 Figueroa Street, Los Angeles, California 90017.

(5) Does not include 99,375 shares of Common Stock beneficially owned by Mr. Hsu's brother. Mr. Hsu disclaims beneficial ownership of his brother's shares.

(6) Includes 15,500 shares of Common Stock issuable upon exercise of options which are currently exercisable.

(7) Includes 142,541 shares of Common Stock issuable upon exercise of options which are currently exercisable.

(8) Includes 127,194 shares of Common Stock in addition to those referred to in notes (2) (3), (6), (7) above, issuable upon exercise of options which are currently exercisable.

(9) The address of Scudder Kemper Investments ("SKI") is: 345 Park Avenue, New York, NY 10154. SKI is an Investment Advisor registered under Section 208 of the Investment Advisors Act of 1940. SKI provides investment advice to individuals, institutional clients and investment companies registered under
    Section 8 of the Investment Company Act of 1940 ("Managed Portfolios"). As a result of its role of advisor to such entities, SKI may be deemed to be the beneficial owner of the 1,555,620 shares of Common Stock in the Company, and has neither the right to receive dividends from nor the proceeds from the sale of any such shares by the Managed Portfolios. SKI Managed Portfolios have the right to receive all dividends and proceeds from the sale of such shares of Common Stock. SKI disclaims beneficial ownership of such shares.

(10) The address of the Wells Fargo Bank, NA is: 343 Sansome Street, 3rd Fl., San Francisco, CA 94163.

(11) The address of the ICM Asset Management, Inc. is: 601 W. Main Avenue, Suite 600, Spokane, WA 99201.

(12) Includes 15,500 shares of Common Stock issuable upon exercise of options which are currently exercisable.

(13) Includes 5,000 shares of Common Stock issuable upon exercise of options which are currently exercisable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Mr. Chang is a guarantor of $3,000,000 loaned to the Company by ORIX USA Corporation in May 1995. Such loan matures in May 2000.

    Mr. Hsu served as a consultant to the Company's retail area and ice rink operation during the period from October 1, 1997 to December 31, 1997. Mr. Hsu incurred development costs of $120,000 which were reimbursed by the Company by December 31, 1997. Mr. Hsu is also entitled to $200,000 from the Company for serving as a consultant, $12,000 of which was paid to him by December 31, 1997.

    In November 1997, Mr. Hasslinger incurred indebtedness to the Company in the amount of $10,000. Such indebtedness was repaid on in March 1998 without interest. .

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and the other equity securities of the Company. Officers, directors, and persons who beneficially own more than ten percent of a registered class of the Company's equities are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with, except one report was filed late by Mr. Hasslinger.

                                   PROPOSAL 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

    Richard A. Eisner & Company, LLP has served as independent accountants for the Company since its inception in 1994. The Board of Directors of the Company has appointed Richard A. Eisner & Company, LLP as independent accountants for the 1998 fiscal year and to render other professional services as required.

    The appointment of Richard A. Eisner & Company, LLP is being submitted to stockholders for ratification.

    Representatives of Richard A. Eisner & Company, LLP will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

STOCKHOLDER VOTE REQUIRED

    The affirmative vote of a majority of the shares of the Company's voting Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote with respect thereto is required to ratify the appointment of public accountants.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF RICHARD A. EISNER & COMPANY, LLP AS INDEPENDENT AUDITORS OF THE COMPANY, WHICH IS DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY CARD.

                                   PROPOSAL 3

                              INTRODUCTION OF THE
                        1998 STOCK OPTION AND AWARD PLAN

    The Company's Board of Directors has recommended, and at the Annual Meeting the stockholders will be asked to approve, the adoption of the 1998 Stock Option and Award Plan (the "1998 Plan"). A description of the 1998 Plan, which Plan is attached hereto as Annex A, appears below.

    THE 1997 PLAN. If adopted by the stockholders, the 1998 Plan will supplement any grants of options made under the Plans. Currently, 441,938 shares of Common Stock remain available for future grant under the Plans, of which an aggregate of 45,000 are intended to be granted to non-employee directors of the Company immediately following the Annual Meeting pursuant to the automatic grant provisions contained in the 1997 Plan.

STOCK OPTION AND AWARD PLAN

    The 1998 Plan provides for the grant of options and stock awards for up to 1,500,000 shares of Common Stock to employees, officers, directors and consultants of the Company. No Plan Participant (as defined) may receive more than an aggregate of 500,000 shares of Common Stock by grant of options and/ or stock awards under the 1998 Plan. Options may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options. Incentive stock options may be granted only to employees of the Company or any Affiliate (as defined in the 1998 Plan), while non-qualified options or stock awards may be granted to any director, employee, officer, agent, consultant, or independent contractor of the Company or any Affiliate thereof, whether an individual or entity (each, a "Plan Participant").

    With respect to the grant of options, the terms of the 1998 Plan are identical to the terms of the 1997 Plan, except that no Plan Participant may receive more than an aggregate of 500,000 shares of Common Stock by grant of options and/or stock awards under the 1998 Plan. Once no more options are available under the 1997 Plan, then options will be granted under the 1998 Plan, if approved.

    Stock awards consist of the sale or transfer by the Company to a Plan Participant of one or more shares of Common Stock which, unless otherwise determined by the Stock Option and Award Committee, are subject to (i) restrictions on their sale or other transfer by such Plan Participant, (ii) the right of the Company to repurchase all or part of such shares from the Plan Participant in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award and (iii) such other conditions or restrictions as the Committee may deem advisable. The Stock Option and Award Committee will determine the terms of the transfer restrictions, the conditions of the Company's right to repurchase and the price, if any, at which stock will be sold to a

Plan Participant. Such terms, conditions and price may vary from time to time and among Plan Participants. In addition, the price at which stock may be sold may be less than the fair market value of the shares at the date of sale. Stock may also be transferred by the Company to a Plan Participant, without payment, as additional compensation for services to the Company. The number of shares sold or transferred pursuant to any award will be determined by the Stock Option and Award Committee. Subject to these restrictions and the other requirements of the 1998 Plan, a recipient of an award shall have all of the rights of a stockholder as to those shares, including the right to vote and receive dividends as to these shares.

    The 1998 Plan will be administered by the Stock Option and Award Committee, which determines, among other things, those individuals who receive options or awards, the time period during which the options may be partially or fully exercised, the terms of the restrictions, if any, on awards, the number of shares of Common Stock issued as an award or issuable upon the exercise of each option and the option exercise price and the award purchase and repurchase prices. The 1998 Plan also provides for an automatic grant of non-qualified stock options to purchase 15,000 shares of Common Stock to each non-employee director upon his election or appointment to the Board of Directors and annual grants of non-qualified stock options to purchase 15,000 shares of Common Stock at the fair market value of the Common Stock on the date of such grant.

    The exercise price per share of Common Stock subject to an incentive stock option may not be less than the fair market value per share of Common Stock on the date the option is granted. The per share exercise price of the Common Stock subject to a non-qualified option may be established by the Board of Directors. The aggregate fair market value (determined as of the date the option is granted) of Common Stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to such person, 10% or more of the total combined voting power of all classes of stock of the Company (a "10% Stockholder") shall be eligible to receive any incentive stock options under the Plan unless the exercise price is at least 110% of the fair market value of the shares of Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to such limitation.

    No stock option may be transferred by a Plan Participant other than by will or the laws of descent and distribution, and, during the lifetime of a Plan Participant, the option will be exercisable only by the Plan Participant. In the event of termination of employment other than by death or disability, the Plan Participant will have no more than three months after such termination during which the Plan Participant shall be entitled to exercise the option, unless otherwise determined by the Stock Option and Award Committee. Upon termination of employment of a Plan Participant by reason of death or permanent disability, such Plan Participant's options remain exercisable for one year thereafter to the extent such options were exercisable on the date of such termination.

    Options under the 1998 Plan must be issued within 10 years from the effective date of the Plan which will be April 23, 1998 if the stockholders of the Company approve the adoption of the 1998 Plan. Incentive stock options granted under the 1998 Plan cannot be exercised more than 10 years from the date of grant. Incentive stock options issued to a 10% Stockholder are limited to five-year terms. All options granted under the Plan provide for the payment of the exercise price in cash or by delivery to the Company of shares of Common Stock having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods. Therefore, a Plan Participant may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of such Plan Participant's stock options with no investment.

    Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company and any restricted stock awards repurchased or otherwise forfeited to the Company become available again for issuance under the 1998 Plan.

    The 1998 Plan may be terminated or amended at any time by the Board of Directors except that stockholder approval is required if the amendment is within 12 months before or after adoption of the Plan and such approval is necessary to comply with any applicable tax or regulatory requirement, including any such approval as may be necessary to satisfy the requirements for exemptive relief under Rule 16b-3 of the Exchange Act or any successor provision. The 1998 Plan shall terminate on April 22, 2008, unless terminated prior thereto by action of the Board. No further grants shall be made from the 1998 Plan after termination; provided, however, that termination shall not affect the right of any Plan Participant with respect to grants made prior to termination.

    The vesting of outstanding options or restricted stock awards under the 1998 Plan will be subject to acceleration upon certain changes in the ownership or control of the Company. The acceleration of the vesting of options or restricted stock awards in the event of such changes in control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

    It is estimated that approximately 400 individuals are currently eligible to participate in the 1998 Plan.

REGISTRATION OF SHARES ISSUED UNDER THE 1998 PLAN

    The Company has registered the 450,000 shares authorized under the 1994 Plan, the 750,000 shares authorized under the 1996 Plan and the 750,000 shares authorized under the 1997 Plan under the Securities Act of 1933, as amended (the "Securities Act"). The Company intends that the 1,500,000 shares to be reserved for and issued under the 1998 Plan, for which approval is now sought, will be registered under the Securities Act. Such registration, if completed, would in most cases permit the unrestricted resale in the public market of shares issued pursuant to the 1998 Plan.

NEW PLAN BENEFITS--1998 STOCK OPTION AND AWARD PLAN

    The Company has not issued any options or awards to purchase shares of Common Stock under the 1998 Plan. The Company has not issued any options or awards under the 1998 Plan to (i) the Company's Chief Executive Officer, Chairman of the Board and President, (ii) any current executive officer, (iii) any current director who is not an executive officer, (iv) any director or nominee for election as a director and (v) any associate of any of the persons referenced in (i) through (iv) above. The Company does not currently know nor is it determinable the number of options or awards that the Company will grant under the 1998 Plan to any of the aforementioned persons, except for the annual automatic grant of options to purchase 15,000 shares of Common Stock to each non-employee director of the Company at the fair market value of the Common Stock on the date of such grant. On March 16, 1998, the Company did make an award outside the 1998 Plan of 22,500 shares of restricted stock to Jeffrey Key. Such award vests over three years and is not subject to stockholder approval.

                               NEW PLAN BENEFITS
                        1998 STOCK OPTION AND AWARD PLAN

                                                                                                            NUMBER OF
                                                                                                        SHARES UNDERLYING
NAME AND POSITION                                                                    DOLLAR VALUE            OPTIONS
---------------------------------------------------------------------------------  -----------------  ---------------------
Dominic Chang....................................................................              0               --
  Chairman of the Board and Chief Executive Officer
Krishnan P. Thampi...............................................................              0                   --
  President, Chief Operating Officer, Assistant Secretary, Treasurer and Director
Executive officers as a group....................................................              0               --
Non-executive-directors as a group...............................................              0                   --
Nominees for election as directors as a group....................................              0                   --
Non-executive employees as a group...............................................              0                   --

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE 1998 PLAN UNDER CURRENT LAW

    The following discussion is only a summary of the principal federal income tax consequences of the grant of incentives under the 1998 Plan and is based on existing federal law, which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of each Plan Participant, which may substantially alter or modify the federal income tax consequences herein discussed.

    The Taxpayer Relief Act of 1997 (the "1997 Tax Act") significantly changed the tax treatment of long-term capital gains for individuals. Under the 1997 Tax Act, the maximum capital gains tax rates for individuals are: (i) 20% on gains from the sales of capital assets held for more than 18 months, and (ii) 28% on gains from sales of capital assets held for more than 12 months but not more than 18 months. In contrast, the maximum individual ordinary income tax rate is 39.6%. The following discussion assumes that the shares of Common Stock acquired directly or upon exercise of an option constitute capital assets in the Plan Participant's hands.

    INCENTIVE STOCK OPTIONS. A Plan Participant will recognize no taxable income at the time an incentive stock option is granted, vests or is exercised. If the Plan Participant makes no disposition of the acquired shares within two years after the date of grant of the incentive stock option, or within one year after the transfer of such shares to the Plan Participant, any gain or loss that is realized on a subsequent disposition of such shares will be treated as long-term capital gain or loss. As to options exercised, the excess, if any, of the fair market value of the shares on the date of exercise over the option price will be an item of tax preference for purposes of computing the Plan Participant's alternative minimum tax.

    If the foregoing holding period requirements are not satisfied, the Plan Participant will realize (i) ordinary income for federal income tax purposes in the year of the disqualifying disposition in an amount equal to the lesser of
(a) the excess, if any, of the fair market value of the shares on the date of exercise over the option price thereof, or (b) the excess, if any, of the selling price over the Plan Participant's adjusted basis of such shares (provided that the disqualifying disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized by such individual) and (ii) provided that the disqualifying disposition is made more than one year after the shares are transferred to the Plan Participant, long-term capital gain equal to the excess, if any, of the amount realized upon the disposition of shares over the fair market value of such shares on the date of exercise.

    NON-QUALIFIED OPTIONS. A Plan Participant will recognize no taxable income at the time a non-qualified stock option is granted or vests. A Plan Participant will realize ordinary income in the year of exercise of a non-qualified stock option measured by the difference between the fair market value on the exercise date of the shares transferred and the option price.

    STOCK AWARDS. A purchaser or recipient of restricted stock normally will recognize no taxable income at the time such award is granted. A purchaser or recipient of such award normally will realize taxable income on the date the shares become transferable or are no longer subject to a substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will equal the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect under Section 83(b) of the Code, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of purchase or grant over its purchase price.

    A purchaser or recipient of Common Stock transferred without restrictions will realize ordinary income in the year of the award in an amount equal to the amount by which the fair market value of the shares of Common Stock on the date of the award exceeds their purchase price, if any.

    DEDUCTIONS FOR FEDERAL INCOME TAX PURPOSES. The Company will be entitled (provided it satisfies certain reporting requirements) to a deduction for federal income tax purposes at the same time and in the same amount as the Plan Participant is considered to be in receipt of compensation income in connection with the exercise of non-qualified stock options or, in the case of an incentive stock option, a disqualifying disposition of shares received upon exercise thereof. If the holding period requirements outlined above are met, no deduction will be available to the Company in connection with an incentive stock option. In the case of a stock award, the Company will be entitled (provided it satisfies certain reporting requirements) to a deduction for federal income tax purposes at the same time and in the same amount as the stock award recipient is considered to be in receipt of compensation income in connection with the receipt of unrestricted stock, the lapse of restrictions with respect to restricted stock or the election by the employee in the year of the award to include the appropriate amount with respect to such award in income under
Section 83(b) of the Code. In addition, the Company will be entitled to a deduction with respect to dividends paid on stock awards prior to the vesting of such awards and with respect to which no Section 83(b) election has been made by the recipient.

    Under the Revenue Reconciliation Act of 1993, for fiscal years beginning after January 1, 1994, the Company may not be able to deduct compensation to certain employees to the extent compensation exceeds one million dollars per tax year per individual employee. Covered employees include the chief executive officer and the four other highest compensated officers of the Company for that tax year. Certain performance-based compensation including stock options are exempt provided that, among other things, the stock options are granted by a compensation committee of the Board of Directors which is comprised solely of two or more outside directors; the Plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to any employee; and the plan under which the options are granted is approved by stockholders. The Company intends that stock options issued under the 1998 Plan with an exercise price equal to or greater than the fair market value of the shares at the time of the grant will qualify as performance-based compensation. Stock awards issued under the 1998 Plan will not qualify as performance-based compensation.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE COMPANY'S 1998 STOCK OPTION AND AWARD PLAN, WHICH IS DESIGNATED AS PROPOSAL 3 ON THE ENCLOSED PROXY CARD.

                                 ANNUAL REPORT

    The Annual Report of the Company for the fiscal year ended December 31, 1997 is being mailed to stockholders with this proxy statement.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be considered for inclusion in the proxy statement for presentation at the Company's 1999 Annual Meeting of Stockholders must be received at the Company's offices at 225

Broadhollow Road, Melville, New York 11747 no later than February 15, 1999, for inclusion in the Company's proxy statement and form of proxy relating to such meeting. All proposals must comply with applicable Commission rules and regulations.

                                 OTHER MATTERS

    The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The Company's Annual Report on Form 10-K for the year ended December 31, 1997 is incorporated herein by reference.

THE COMPANY UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, FAMILY GOLF CENTERS, INC., 225 BROADHOLLOW ROAD, MELVILLE, NEW YORK 11747.

                                    ANNEX A

                           FAMILY GOLF CENTERS, INC.
                        1998 STOCK OPTION AND AWARD PLAN

        APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS ON APRIL 23, 1998

    SECTION 1. PURPOSE. The purpose of the Family Golf Centers, Inc. 1998 Stock Option and Award Plan (the "Plan") is to provide a means whereby directors and selected employees, officers, agents, consultants, and independent contractors of Family Golf Centers, Inc., a Delaware corporation (the "Company"), or of any parent or subsidiary (as defined in subsection 5.5 hereof and referred to hereinafter as "Affiliates") thereof, may be granted incentive stock options and/or nonqualified stock options to purchase shares of common stock, $.01 par value ("Common Stock") and/or restricted stock awards in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide additional incentive for such persons to exert maximum efforts for the success of the Company and its Affiliates by encouraging stock ownership in the Company.

    SECTION 2. ADMINISTRATION. Subject to Section 2.3 hereof, the Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a committee of two or more members of the Board to administer the Plan, by such committee (the "Stock Option and Award Committee"). The administrator of the Plan shall hereinafter be referred to as the "Plan Administrator".

    The foregoing notwithstanding, with respect to grants to be made to directors: (a) the Plan Administrator shall be constituted so as to meet the requirements of Section 16(b) of the Exchange Act and Rule 16b-3 thereunder, each as amended from time to time, or (b) if the Plan Administrator cannot be so constituted, no options or awards shall be granted under the Plan to any directors.

    2.1 PROCEDURES. The Board shall designate one of the members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

    2.2 RESPONSIBILITIES. Except for the terms and conditions explicitly set forth herein, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options and stock awards to be granted under the Plan, including, without limitation, selection of whether an option will be an incentive stock option or a nonqualified stock option, selection of restrictions to be placed on awarded stock (if any), selection of the individuals to be granted options and/or awards, the number of shares to be subject to each option and/or stock award, the option exercise price per share, the purchase price and/or repurchase price of restricted stock (if any), the timing of grants and all other terms and conditions of the options and stock awards. Grants under the Plan need not be identical in any respect, even when made simultaneously. The Plan Administrator may also establish, amend, and revoke rules and regulations for the administration of the Plan. The interpretation and construction by the Plan Administrator of any terms or provisions of the Plan or any option or stock award issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options corresponds to the requirements of Internal Revenue Code of 1986, as amended (the "Code") Section 422, the regulations thereunder, and any amendments thereto. The Plan Administrator shall not be personally liable for any action made in good faith with respect to the Plan or any option or stock award granted thereunder.

    2.3 RULE 16B-3 AND SECTION 16(B) COMPLIANCE; BIFURCATION OF PLAN. It is the intention of the Company that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") to the extent applicable, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. If any Plan provision is later found not to be in compliance with such Rule, such provision shall be deemed null and void. Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit, or condition the use of any provision of the Plan to participants who are officers and directors or other persons subject to Section 16(b) of the Exchange Act without so restricting, limiting, or conditioning the Plan with respect to other participants.

    SECTION 3. STOCK SUBJECT TO THE PLAN. The stock subject to this Plan shall be the Common Stock, presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 7 hereof, the aggregate amount of Common Stock to be awarded as a stock award and to be delivered upon the exercise of all options granted under the Plan shall not exceed in the aggregate 1,500,000 shares as such Common Stock was constituted on the effective date of the Plan. If any stock award shall be forfeited to or repurchased by the Company or if any option granted under the Plan shall expire, be surrendered, exchanged for another option, cancelled, or terminated for any reason without having been exercised in full, the forfeit or repurchased shares subject to such stock award or the unpurchased shares subject to such option, as the case may be, shall thereupon again be available for purposes of the Plan, including for replacement options or awards which may be granted in exchange for such forfeit or repurchased stock awards or surrendered, cancelled, or terminated options.

    SECTION 4. ELIGIBILITY. An incentive stock option may be granted only to any individual who, at the time the option is granted, is an employee of the Company or any Affiliate thereof. A nonqualified stock option or stock award may be granted to any director, employee, officer, agent, consultant, or independent contractor of the Company or any Affiliate thereof, whether an individual or an entity (each, a'Plan Participant").

    A director shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of a director as a person to whom options may be granted, or in the determination of the number of shares which may be covered by options granted to the director, the Plan complies with the requirements of Rule 16b-3 under the Exchange Act.

    SECTION 5. TERMS AND CONDITIONS OF OPTIONS AND AWARDS. Options and awards granted under the Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations, and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with the Plan. No Plan participant may receive more than an aggregate of 500,000 shares of Common Stock by grant of options and/or stock awards under the Plan. Notwithstanding the foregoing, options and awards shall include or incorporate by reference the following terms and conditions:

    5.1  OPTIONS

    5.1.1  NUMBER OF SHARES AND EXERCISE PRICE.

    (a) Upon first election or appointment to the Board, each non-employee director will be granted a non-qualified option to purchase 15,000 shares of Common Stock at the fair market value of the Common Stock on the date of such election or appointment; and

    (b) Each non-employee director will be annually granted a non-qualified option to purchase 15,000 shares of Common Stock at the fair market value of the Common Stock on the date of such grant with the first such grant to occur at the Annual Meeting of Stockholders following the Annual Meeting of Stockholders at which this Plan is approved by the Company's stockholders (the "Approval"); and

    (c) Notwithstanding subsections (a) and (b) hereof, the maximum number of shares that may be purchased pursuant to the exercise of each option, and the price per share at which such option is exercisable (the "exercise price"), shall be as established by the Plan Administrator; provided, that the Plan Administrator shall act in good faith to establish the exercise price which shall be not less than 100% of the fair market value per share of the Common Stock at the time of grant of the option with respect to incentive stock options; and provided, further, that, with respect to incentive stock options granted to greater than ten percent stockholders, the exercise price shall be as required by Section 6 hereof.

    (d) Effective upon the exhaustion of all options authorized under the 1997 Plan, such automatic grants will cease and will be replaced by the automatic grants under the 1998 Plan.

    5.1.2 TERM AND MATURITY. Subject to the restrictions contained in Section 6 hereof with respect to granting stock options to greater than ten percent stockholders, the term of each stock option shall be as established by the Plan Administrator and, if not so established, shall be ten years from the date of its grant, but in no event shall the term of any incentive stock option exceed a ten year period. To ensure that the Company or Affiliate will achieve the purpose and receive the benefits contemplated in the Plan, any option or stock award granted to any Plan Participant hereunder shall, unless the condition of this sentence is waived or modified in the agreement evidencing the option or by resolution adopted by the Plan Administrator, be exercisable or shall, in the case of awards, be vested or repurchased and not subject to forfeiture, according to the following schedule:

                PERIOD OF PLAN PARTICIPANT'S
                   CONTINUOUS RELATIONSHIP
                     WITH THE COMPANY OR                        PORTION OF TOTAL OPTION
                   AFFILIATE FROM THE DATE                      WHICH IS EXERCISABLE OR
                    THE OPTION IS GRANTED                        AWARD WHICH IS VESTED
-------------------------------------------------------------  -------------------------
1 year.......................................................                 33%
2 years......................................................                 67%
3 years......................................................                100%

    5.1.3  EXERCISE.  Subject to the vesting schedule described in subsection
5.2 hereof, each option may be exercised in whole or in part; provided, that only whole shares may be issued pursuant to the exercise of any option. Subject to any other terms and conditions herein, the Plan Administrator may provide that an option may not be exercised in whole or in part for a stated period or periods of time during which such option is outstanding; provided, that the Plan Administrator may rescind, modify, or waive any such limitation (including by the acceleration of the vesting schedule upon a change in control of the Company) at any time and from time to time after the grant date thereof. During a Plan Participant's lifetime, any incentive stock options granted under the Plan are personal to such Plan Participant and are exercisable solely by such Plan Participant. Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price in accordance with Section 5.1.4 hereof.

    5.1.4 PAYMENT OF EXERCISE PRICE. Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check, or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for shares of Common Stock being purchased.

    The Plan Administrator can determine at the time the option is granted in the case of incentive stock options, or at any time before exercise in the case of nonqualified stock options, that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, without limitation, federal tax and securities laws and regulations and state corporate law), an option may be exercised by:

    (a) delivery of shares of Common Stock of the Company held by a Plan Participant having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator;

    (b) delivery of a properly executed Notice of Exercise, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state, or local withholding tax obligations that may arise in connection with the exercise;

    (c) delivery of a properly executed Notice of Exercise, together with instructions to the Company to withhold from the shares of Common Stock that would otherwise be issued upon exercise that number of shares of Common Stock having a fair market value equal to the option exercise price.

    5.1.5 LIMITATION ON VALUE FOR INCENTIVE STOCK OPTIONS. As to all incentive stock options granted under the terms of the Plan, to the extent that the aggregate fair market value (determined at the time of the grant of the incentive stock option) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by the Plan Participant during any calendar year (under the Plan and all other incentive stock option plans of the Company, an Affiliate thereof or a predecessor corporation) exceeds $100,000, such options shall be treated as nonqualified stock options. The foregoing sentence shall not apply, and the limitation shall be that provided by the Code or the Internal Revenue Service, as the case may be, if such annual limit is changed or eliminated by (a) amendment of the Code or (b) issuance by the Internal Revenue Service of (i) a Revenue ruling, (ii) a Private Letter ruling to any of the Company, any Plan Participant, or any legatee, personal representative, or distributee of any Plan Participant, or
(iii) regulations.

    5.1.6  VALUATION OF COMMON STOCK RECEIVED UPON EXERCISE.

    5.1.6.1 EXERCISE OF OPTIONS UNDER SECTIONS 5.1.4(A) AND (C). The value of Common Stock received by the Plan Participant from an exercise under Sections 5.1.4(a) and 5.1(c) hereof shall be the fair market value as determined by the Plan Administrator, provided, that if the Common Stock is traded in a public market, such valuation shall be the average of the high and low trading prices or bid and asked prices, as applicable, of the Common Stock for the date of receipt by the Company of the Plan Participant's delivery of shares under
Section 5.1.4(a) hereof or delivery of the Notice of Exercise under Section 5.1.4(c) hereof, determined as of the trading day immediately preceding such date (or, if no sale of shares is reported for such trading day, on the next preceding day on which any sale shall have been reported).

    5.1.6.2 EXERCISE OF OPTION UNDER SECTION 5.1.4(B). The value of Common Stock received by the Plan Participant from an exercise under Section 5.1.4(b) hereof shall equal the sales price received for such shares.

    5.2.  STOCK AWARDS.

    5.2.1 NUMBER OF SHARES AND PRICE. The number of shares to be transferred or sold by the Company to a Plan Participant shall be determined by the Plan Administrator. The Plan Administrator shall determine the price, if any, at which shares of restricted stock shall be sold to a Plan Participant, which may vary from time to time and among Plan Participants and which may be below the fair market value of such shares of Common Stock at the date of such sale. The payment for such shares (if any) shall be in cash, bank certified or cashier's check, or personal check (unless at the time of grant the Plan Administrator determines not to accept a personal check or determines to accept some other form of payment).

    5.2.2 RESTRICTIONS. All shares representing stock awards transferred or sold hereunder shall be subject to such restrictions as the Plan Administrator may determine, including, without limitation any of the following:

    (a) a prohibition against the sale, transfer, pledge or other encumbrance of the shares of such stock, such prohibition to lapse at such time or times as the Plan Administrator shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

    (b) a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a Plan Participant) resell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment during any period in which such shares are subject to restrictions;

    (c) such other conditions or restrictions as the Plan Administrator may deem advisable.

    5.2.3 ESCROW. In order to enforce the restrictions imposed by the Plan Administrator pursuant to Section 5.2.2, the Plan Participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the Plan Participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

    The transferability of this certificate and the shares of Common Stock represented by it are subject to terms and conditions (including conditions of forfeiture) contained in the 1998 Stock Option and Award Plan of Family Golf Centers, Inc., and an agreement entered into between the registered owner and Family Golf Centers, Inc. A copy of the Plan and the Agreement is on file in the office of the Secretary of Family Golf Centers, Inc.

    5.2.4 END OF RESTRICTIONS. Subject to Section 8, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the Plan Participant or to the Plan Participant's legal representative, beneficiary or heir.

    5.3 WITHHOLDING TAX REQUIREMENT. The Company or any Affiliate thereof shall have the right to retain and withhold from any payment of cash or Common Stock under the Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. No option may be exercised unless and until arrangements satisfactory to the Company, in its sole discretion, to pay such withholding taxes are made. At its discretion, the Company may require a Plan Participant to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Plan Participant an amount equal to such taxes or retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares of Common Stock so withheld. If required by Section 16(b) of the Exchange Act, the election to pay withholding taxes by delivery of shares of Common Stock held by any person who at the time of exercise is subject to
Section 16(b) of the Exchange Act shall be made either six months prior to the date the option exercise becomes taxable or at such other times as the Company may determine as necessary to comply with Section 16(b) of the Exchange Act. Although the Company may, in its discretion, accept Common Stock as payment of withholding taxes, the Company shall not be obligated to do so.

    5.5  NONTRANSFERABILITY.

    (a) OPTION. Options granted under the Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged, or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall not be subject to execution, attachment, or similar process. Any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of any option under the Plan or of any right or privilege conferred hereby, contrary to the Code or to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby shall be null and void ab initio. The designation by a Plan Participant of a beneficiary does not, in and of itself, constitute an impermissible transfer under this subsection 5.6.1.

    (b) STOCK UNDERLYING OPTIONS. The Plan Administrator may provide in the agreement granting the option that (a) the Plan Participant may not transfer or otherwise dispose of shares acquired upon exercise of an option without first offering such shares to the Company for purchase on the same terms and conditions as those offered to the proposed transferee or (b) upon termination of employment of a Plan Participant the Company shall have a six month right of repurchase as to the shares acquired upon exercise, which right of repurchase shall allow for a maximum purchase price equal to the fair market value of the shares on the termination date. The foregoing rights of the Company shall be assignable by the Company upon reasonable written notice to the Plan Participant.

    (c) STOCK AWARDS. Subject to the restrictions imposed by the Plan Administrator under Section 5.2.2 and the agreement entered into by the Plan Participant and the Company, a Plan Participant receiving an award of stock may sell, transfer, pledge or otherwise encumber such shares received under this Plan.

    5.6 TERMINATION OF RELATIONSHIP. If the Plan Participant's relationship with the Company or any Affiliate thereof ceases for any reason other than termination for cause, death, or total disability, and unless by its terms the option sooner terminates or expires, then the Plan Participant may exercise, for a three month period, that portion of the Plan Participant's option which is exercisable at the time of such cessation, but the Plan Participant's option shall terminate at the end of the three month period following such cessation as to all shares for which it has not theretofore been exercised, unless, in the case of a nonqualified stock option, such provision is waived in the agreement evidencing the option or by resolution adopted by the Plan Administrator within 90 days of such cessation. If, in the case of an incentive stock option, a Plan Participant's relationship with the Company or Affiliate thereof changes from employee to nonemployee (i.e., from employee to a position such as a consultant), such change shall constitute a termination of a Plan Participant's employment with the Company or Affiliate and the Plan Participant's incentive stock option shall terminate in accordance with this subsection 5.6. If, in the case of a restricted stock award, the Plan Participant's relationship with the Company or any Affiliate thereof ceases for any reason and unless by its terms the period during which shares of restricted stock were subject to forfeiture or restrictions on transfer has expired, then the Plan Participant will be required to resell back to the Company at his or her cost, or forfeit the shares remaining subject to such forfeiture or restrictions.

    If a Plan Participant is terminated for cause, any option granted hereunder shall automatically terminate as of the first discovery by the Company of any reason for termination for cause, and such Plan Participant shall thereupon have no right to purchase any shares pursuant to such option. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except minor violations), fraud, misconduct, or disclosure of confidential information. If a Plan Participant's relationship with the Company or any Affiliate thereof is suspended pending an investigation of whether or not the Plan Participant shall be terminated for cause, all Plan Participant's rights under any option granted hereunder likewise shall be suspended during the period of investigation.

    If a Plan Participant's relationship with the Company or any Affiliate thereof ceases because of a total disability, the Plan Participant's option shall not terminate or, in the case of an incentive stock option, cease to be treated as an incentive stock option until the end of the 12 month period following such cessation (unless by its terms it sooner terminates and expires). Likewise, unless otherwise determined by the Plan Administrator, a prohibition against the sale, transfer, pledge or other encumbrance of shares of restricted stock awarded pursuant to this Plan, will not lapse by reason of the Plan Participant's disability until the end of the 12 month period following the cessation of the Plan Participant's relationship with the Company or any Affiliate thereof. As used in the Plan, the term "total disability" refers to a mental or physical impairment of the Plan Participant which is expected to result in death or which has lasted or is, in the opinion of the Company and two independent physicians, expected to last for a continuous period of 12 months or more and which causes or is, in such opinion, expected to cause the Plan Participant to be unable to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

    For purposes of this subsection 5.6, a transfer of relationship between or among the Company and/or any Affiliate thereof shall not be deemed to constitute a cessation of relationship with the Company or any of its Affiliates. For purposes of this subsection 5.6, with respect to incentive stock options and stock awards, employment shall be deemed to continue while the Plan Participant is on military leave, sick leave, or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Plan Participant's reemployment rights are guaranteed by statute or by contract.

    As used herein, the term "Affiliate" shall be defined as follows: (a) when referring to a subsidiary corporation, "Affiliate" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, the stock possessing 50% or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain; and (b) when referring to a parent corporation, "Affiliate" shall mean any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    5.7 DEATH OF PLAN PARTICIPANT. If a Plan Participant dies while he or she has a relationship with the Company or any Affiliate thereof or within the three month period (or 12 month period in the case of totally disabled Plan Participants) following cessation of such relationship, (i) any option held by such Plan Participant, to the extent that the Plan Participant would have been entitled to exercise such option, may be exercised within one year after his or her death by the personal representative of his or her estate or by the person or persons to whom the Plan Participant's rights under the option shall pass by will or by the applicable laws of descent and distribution, and (ii) any stock awarded under this Plan, to the extent that the restrictions against transfer have expired, shall be delivered to the Plan Participant's legal representative, beneficiary or heir, free of all restrictions, unless otherwise determined by the Plan Administrator.

    5.8 STATUS OF STOCKHOLDER. Neither the Plan Participant nor any party to which the Plan Participant's rights and privileges under an option may pass shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under the Plan unless and until such option has been exercised. Subject to the terms and conditions of the Plan, each Plan Participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the Plan Participant currently.

    5.9 CONTINUATION OF EMPLOYMENT. Nothing in the Plan or in any option or stock award granted pursuant to the Plan shall confer upon any Plan Participant any right to continue in the employ of the Company or of an Affiliate thereof, or to interfere in any way with the right of the Company or of any such Affiliate to terminate his or her employment or other relationship with the Company at any time.

    5.10 MODIFICATION AND AMENDMENT OF OPTION OR AWARD. Subject to the requirements of Section 422 of the Code with respect to incentive stock options and to the terms and conditions and within the limitations of the Plan, including, without limitation, Section 9 hereof, the Plan Administrator may modify or amend outstanding options and stock awards granted under the Plan. The modification or amendment of an outstanding option or stock award shall not, without the consent of the Plan Participant, impair or diminish any of his or her rights or any of the obligations of the Company under such option or award. Except as otherwise provided herein, no outstanding option shall be terminated without the consent of the Plan Participant. Unless the Plan Participant agrees otherwise, any changes or adjustments made to outstanding incentive stock options or awards granted under the Plan shall be made in such a manner so as not to constitute a "modification" as defined in Section 424(h) of the Code and so as not to cause any incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Section 422(b) of the Code.

    SECTION 6.  GREATER THAN TEN PERCENT STOCKHOLDERS.

    6.1 EXERCISE PRICE AND TERM OF INCENTIVE STOCK OPTIONS. If incentive stock options are granted under the Plan to employees who, at the time of such grant, own greater than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliate thereof, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the Common Stock at the time of grant of the incentive stock option. This provision shall control notwithstanding any contrary terms contained in an option agreement or any other document. The term and exercise price limitations of this provision shall be amended to conform to any change required by a change in the Code or by ruling or pronouncement of the Internal Revenue Service.

    6.2 ATTRIBUTION RULE. For purposes of subsection 6.1, in determining stock ownership, an employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership estate, or trust shall be deemed to be owned proportionately by or for its stockholders, partners, or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase stock of the Company, the stock subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section 6, stock owned by an employee shall include all stock owned by him or her which is actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

    SECTION 7. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The aggregate number and class of shares for which options and stock awards may be granted under the Plan, the number and class of shares covered by each outstanding option and stock award, and the exercise price, purchase price or repurchase price (if any) per share thereof (but not the total price), and each such option and stock awards, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

    7.1.  EFFECT OF LIQUIDATION, REORGANIZATION, OR CHANGE IN CONTROL.

    7.1.1 CASH, STOCK, OR OTHER PROPERTY FOR STOCK. Except as provided in subsection 7.1.2 hereof, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than mere reincorporation or creation of a holding company), or liquidation of the Company (each, an "event"), as a result of which the stockholders of the Company receive cash, stock, or other property in exchange for, or in connection with, their shares of Common Stock, (i) any option granted hereunder shall terminate, but the time during which such options may be exercised shall be accelerated as follows: the Plan Participant shall have the right immediately prior to any such event to exercise such Plan Participant's option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied and (ii) the restrictions on all shares of restricted stock awarded under this Plan shall lapse immediately.

    7.1.2 CONVERSION OF OPTIONS ON STOCK FOR EXCHANGE STOCK. If the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, or reorganization (other than mere reincorporation or creation of a holding company), all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the

Company and corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subsection 7.1.1 hereof. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition, separation, or reorganization. Unless the Board determines otherwise, the converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement have been satisfied.

    7.2 FRACTIONAL SHARES. In the event of any adjustment in the number of shares covered by an option or stock award, any fractional shares resulting from such adjustment shall be disregarded and each such option or stock award shall cover only the number of full shares resulting from such adjustment.

    7.3 DETERMINATION OF BOARD TO BE FINAL. Except as otherwise required for the Plan to qualify for the exemption afforded by Rule 16b-3 under the Exchange Act, all adjustments under this Section 7 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding, and conclusive. Unless a Plan Participant agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in Section 424(h) of the Code and so as not to cause the incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Section 422(b) of the Code.

    SECTION 8. SECURITIES LAW COMPLIANCE. Shares shall not be issued with respect to an option or stock award granted under the Plan unless the grant of the stock award or the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended (the "Act"), the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including, without limitation, the availability of an exemption from registration for the issuance and sale of any shares hereunder. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

    As a condition to the exercise of an option or the award of any stock, if, in the opinion of counsel for the Company, assurances are required by any relevant provision of the aforementioned laws, the Company may require the Plan Participant to give written assurances satisfactory to the Company at the time of any such exercise or grant as to each or both of the following: (a) the Plan Participant's knowledge and experience in financial and business matters (and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters) and that such Plan Participant is capable of evaluating, either alone or with the purchaser representative, the merits and risks of exercising the option and/or
(b) that the shares are being purchased only for investment and without any present intention to sell or distribute such shares. The foregoing requirements shall be inoperative if the issuance of the shares upon the exercise of the option or grant of stock award has been registered under a then currently effective registration statement under the Act.

    At the option of the Company, a stop-transfer order against any shares may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold, or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Plan Participants as may from time to time be necessary to comply with the federal and state securities laws. NONE OF THE ABOVE SHALL BE CONSTRUED TO IMPLY AN OBLIGATION ON THE PART OF THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER.

    Should any of the Company's capital stock of the same class as the stock subject to options or stock awards granted hereunder be listed on a national securities exchange or on the NASDAQ National Market, all stock issued hereunder if not previously listed on such exchange or market shall, if required by the rules of such exchange or market, be authorized by that exchange or market for listing thereon prior to the issuance thereof.

    SECTION 9. USE OF PROCEEDS. The proceeds received by the Company from the sale of shares pursuant to the exercise of options or sale of stock granted hereunder shall constitute general funds of the Company.

    SECTION 10.  AMENDMENT AND TERMINATION.

    10.1 BOARD ACTION. The Board may at any time suspend, amend, or terminate the Plan, provided, that no amendment shall be made without stockholder approval within 12 months before or after adoption of the Plan if such approval is necessary to comply with any applicable tax or regulatory requirement, including any such approval as may be necessary to satisfy the requirements for exemptive relief under Rule 16b-3 of the Exchange Act or any successor provision. Rights and obligations under any option or award granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless the Company requests the consent of the person to whom the option or award was granted and such person consents in writing thereto.

    10.2 AUTOMATIC TERMINATION. Unless sooner terminated by the Board, the Plan shall terminate ten years from the earlier of (a) the date on which the Plan is adopted by the Board or (b) the date on which the Plan is approved by the stockholders of the Company. No option or award may be granted after such termination or during any suspension of the Plan. The amendment or termination of the Plan shall not, without the consent of the Plan Participant, alter or impair any rights or obligations under any option or award theretofore granted under the Plan.

    SECTION 11. EFFECTIVENESS OF THE PLAN. The Plan shall become effective upon adoption by the Board so long as it is approved by the holders of a majority of the Company's outstanding shares of voting capital stock at any time within 12 months before or after the adoption of the Plan by the Board.

                           FAMILY GOLF CENTERS, INC.

                 ANNUAL MEETING OF STOCKHOLDERS--JUNE 26, 1998

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned stockholder of Family Golf Centers, Inc. ("Company") hereby constitutes and appoints Dominic Chang and Krishnan P. Thampi and each of them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at Sports Plus, 110 New Moriches Road, Lake Grove, New York 11755, on Friday, June 26, 1998 at 10:00 a.m., Eastern Daylight Savings Time, or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE APPROVAL OF PROPOSALS 2 AND 3.

/X/ PLEASE MARK YOUR VOTES AS THIS EXAMPLE.

----------

COMMON

     THE DIRECTORS RECOMMEND A VOTE FOR THE NOMINEES AND PROPOSALS 2 AND 3.

1.         ELECTION OF DIRECTORS         FOR All nominees listed
                                         (except as marked to the contrary, see instruction
                                         below) / /

Dominic Chang                Krishnan P. Thampi                James Ganley                Jimmy
C.M. Hsu                Yupin Wang

            Instruction: To withhold authority to vote for any individual nominee, line through the name of the nominee above.

1.         WITHHOLD AUTHORITY
           left / /
Dominic C
C.M. Hsu

           to vote for all nominees listed at

           (CONTINUED, AND TO BE SIGNED AND DATED ON THE OTHER SIDE)

2.         Proposal to ratify Richard A. Eisner, LLP as independent auditors.

                         / /  FOR                         / /  AGAINST                         / /  ABSTAIN

3.         Proposal to approve the Family Golf Centers, Inc. 1998 Stock Option and Award Plan

                         / /  FOR                         / /  AGAINST                         / /  ABSTAIN

2.
3.

                                                                                 The above named proxies are granted the authority,
                                                                                 in their discretion, to act upon such other matters
                                                                                 as may properly come before the meeting or any
                                                                                 postponement or adjournment thereof.

                                                                                 Please sign exactly as your name appears in the
                                                                                 records of the Company and return this proxy
                                                                                 immediately in the enclosed stamped self-addressed
                                                                                 envelope.
                                                                                 Dated , 1998

                                                                                 ---------------------------------------------------
                                                                                                    Signature(s)

                                                                                 ---------------------------------------------------
                                                                                                    Signature(s)